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                                                                     EXHIBIT 4.2
                                                                     -----------
                            AIRTRAN HOLDINGS, INC.
                                    FORM OF
                            STOCK OPTION AGREEMENT
                            ----------------------


     THIS STOCK OPTION AGREEMENT (the "Agreement") is made and entered into as of ____________________, between AIRTRAN HOLDINGS, INC., a Nevada corporation (the "Company") and _____________________ (the "Optionee").

     THE PARTIES AGREE AS FOLLOWS:

   1. Stock Option Plan.  The exercise of the Options granted under this
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Agreement shall be subject to the terms, conditions and restrictions of AirTran
1996 Stock Option Plan (the "Plan"). A copy of the Plan is available to Optionee upon request and is incorporated in this Agreement by this reference. Terms used in this Agreement that are defined in the Plan shall have the same meaning as in the Plan, unless the text of this Agreement clearly indicates otherwise.

   2. Grant of Option.
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      A. The Company hereby grants to Optionee pursuant to the Plan an option
(the "Option") to purchase all or any part of _____________________ shares (the "Option Shares") of the Company's $.001 par value common stock (the "Common Stock") on the terms and conditions set forth herein and in the Plan.

      B. Options granted under this Agreement shall constitute incentive stock options within the meaning of Code Section 422 to the extent permitted by the Plan and the Code and options in excess of the amount allowable as incentive stock options shall be nonqualified stock options.

   3. Exercise Price.  The exercise price (the "Exercise Price") for each share
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of Common Stock covered by this Option shall be $__________ per share.

   4. Adjustment of Options.  The Committee shall adjust the number of Option
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Shares and the Exercise Price thereof in certain circumstances in accordance with the provisions of Item 11 of the Plan.

   5. Exercise of Options.
      -------------------

      A. Exercise of Option.  Subject to the other terms of this Agreement,
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Optionee's right to exercise the Option granted hereunder shall be subject to the following Vesting Schedule wherein Optionee shall be entitled to exercise his right to purchase the Option Shares at any point in time during this Agreement only to the extent indicated below:
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                               Vesting Schedule
                               ----------------

          Date                    Number of Option Shares First Becoming Vested
          ----                    ---------------------------------------------

       ---------------                                      ----------------
       ---------------                                      ----------------
       ---------------                                      ----------------

          B.   Partial Exercise.  Subject to the terms of the Plan, this Option
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(to the extent vested as provided in Paragraph 5A above) may be exercised for all or any part of the Option Shares.

          C.   Method of Exercising Option.  Subject to Paragraph 5A above, any
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Option granted hereunder or any portion thereof may be exercised by the Optionee by delivering to the Company at its main office (attention of its Secretary) written notice which shall set forth the Optionee's election to exercise a portion or all of his Option, the number of shares with respect to which the Option rights are being exercised and such other representations and agreements as may be required by the Company to comply with applicable securities laws and by paying in full the purchase price of the shares purchased in cash or its equivalent or, subject to the approval of the Committee, pursuant to one of the alternative methods set forth in Paragraph 9B of the Plan.

          D.   Nonassignability of Option.  The Option shall not be assignable
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or transferrable by the Optionee except by will or by the laws of descent and distribution. Any distributee by will or by the laws of descent and distribution shall be bound by the provisions of the Plan and this Agreement. During the life of the Optionee, the Option shall be exercisable only by the Optionee. Any attempt to assign, pledge, transfer, hypothecate or otherwise dispose of the Option, and any levy of execution, attachment or similar process on the Option, shall be null and void.

          E.   Termination of Employment other than as a Result of Death or
               ------------------------------------------------------------
Disability.  If Optionee ceases to be an Employee other than as a result of his
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death or disability (as defined in Paragraph F below), then the Option shall be exercisable only to the extent exercisable on the date of termination of employment and must be exercised on or before the date that is three (3) months following the date of termination of employment. To the extent any portion of the Option is not exercisable on the date of termination of employment, such portion of the Option shall terminate on the date of termination of employment. To the extent any portion of the Option is not exercised within the time period provided, such portion of the Option shall terminate as of the date of expiration of such time period. Nothing in the Plan shall be construed as imposing any obligation on the Company to continue the employment of Optionee or shall interfere or restrict in any way the rights of the Company to discharge Optionee at any time for any reason whatsoever, with or without cause.

          F.   Termination of Employment as a Result of Death or Disability.  In
               ------------------------------------------------------------
the event of the death or disability of the Optionee while in the employ of the Company, the personal representative of the Optionee (in the event of his death) or the Optionee (in the event of his

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disability) may, subject to the provisions hereof and before the earlier of the
Option's expiration date or the expiration of one (1) year after the date of such death or disability, exercise the Option granted to the Optionee to the same extent the Optionee might have exercised such Option on the date of his death or disability, but not further or otherwise. To the extent any portion of the Option is not exercisable at the date of the death or disability of the Optionee, such portion of the Option shall terminate on the date of death or disability. To the extent any portion of the Option is not exercised within the time period provided, such portion of the Option shall terminate as of the date of expiration of such time period. For purposes of this Paragraph F the Optionee shall be considered to be subject to a disability when the Optionee is disabled within the meaning of Code Section 22(e)(3), and the date of any such disability shall be deemed to be the day following the last day the Optionee performed services for the Company.

          G.   Period to Exercise Option.  The Option granted hereunder may,
               -------------------------
prior to its expiration or termination, be exercised from time to time, in whole or in part, up to the total number of Option Shares with respect to which it shall have then become exercisable. An Option granted hereunder may become exercisable in installments as determined by the Committee; provided, however, that if the Option is exercisable in more than one installment, and if the employment of the Optionee is terminated, then the Option (or such portion thereof as shall be exercisable in accordance with the terms of this Agreement) shall be exercisable during the period set forth in Paragraph E or F (whichever is applicable).

          H.   No Exercise after Ten Years.  The Option shall in no event be
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exercisable after ten (10) years from the date hereof.

          I.   Issuance of Stock Certificates Upon Exercise.  Subject to the
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provisions of Item 6 of this Agreement, upon receipt of the Exercise Price for any Option Shares, the Company will issue to Optionee shares of Common Stock equal to the number of such Option Shares; provided, however, that no stock certificate shall be issued to the Optionee pursuant to the exercise of any Option granted herein, in whole or in part, unless and until either: (i) the Option Shares have been registered in accordance with the rules of the SEC, or
(ii) Optionee signs an Investment Letter in a form provided by the Company.

     6.   Restriction on Issuance of Shares; Optionee's Representations.
          -------------------------------------------------------------

          A.   Securities Laws - Restrictions on Issuance of Shares.  No shares
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of Common Stock shall be issued or sold upon the exercise of any portion of the
Option unless and until (i) the full amount of the Exercise Price has been paid as provided in Item 5C hereof and (ii) the then applicable requirements of the Securities Act of 1933, and the applicable securities laws of any state, the rules and regulations of the Securities and Exchange Commission and any other regulations of any securities exchange on which the Common Stock may be listed, shall have been fully complied with and satisfied.

          B.   Purchase for Investment; Other Representations of Optionee.  In
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the event the offering of shares with respect to which the Option is being exercised is not registered under the Securities Act of 1933, but an exemption is available which requires an investment representation or

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other representation, the Optionee shall, as a condition to exercise of this
Option, be required to execute such documents as may be necessary or advisable in the opinion of counsel for the Company to comply with any federal securities laws or any applicable state securities laws. Stock certificates evidencing such unregistered shares acquired upon exercise of the Option shall bear a restrictive legend in substantially the following form and such other restrictive legends as are required or advisable under the provisions of any applicable laws:

          This stock certificate and the shares represented hereby have not been registered under the Securities Act of 1933, as amended (the "Act") nor under the securities laws of any state and shall not be transferred at any time in the absence of (i) an effective registration statement under the Act and any other applicable state law with respect to such shares at such time; or (ii) an opinion of counsel satisfactory to the Company and its counsel to the effect that such transfer at such time will not violate the Act or any applicable state securities laws; or (iii) a "no action" letter from the Securities and Exchange Commission and a comparable ruling from any applicable state agency with respect to such state's securities laws.

          C.   Holding Period Before Sale of Option Shares.  If the Optionee is
               -------------------------------------------
an insider subject to the SEC's rules under Section 16(b) of the Securities and Exchange Act of 1934, then the Optionee shall be restricted from selling any Option Shares acquired by him through exercise of the Options or any portion thereof during the six (6) month period following the date of grant of the Option.

     7.   No Rights as a Shareholder.  The Optionee shall not have any rights as
          --------------------------
a shareholder with respect to any Option Shares covered by the Option granted hereunder until the issuance of a stock certificate for such shares. No adjustment shall be made on the issuance of a stock certificate to the Optionee as to any dividends or other rights for which the record date occurred prior to the date of issuance of such certificate.

     8.   Binding Effect.  This Agreement shall be binding upon the executors,
          --------------
administrators, heirs, legal representatives and successors of the parties hereto.

     9.   No Employment Rights.  This Agreement shall not confer upon Optionee
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any right with respect to the continuance of employment by the Company, nor shall it interfere in any way with the right of the Company to terminate such employment at any time.

     10.  Governing Law.  This Stock Option Agreement shall be governed by and
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construed in accordance with the laws of the State of Georgia.

     11.  Notices.  All notices and other communications under this Agreement
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shall be in writing, and shall be deemed to have been duly given on the date of delivery if delivered personally or three days after being mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid, and addressed as follows, until any such address is changed by

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notice duly given:

          To Optionee at:     The address indicated below Optionee's signature

          To Company at:      AirTran Holdings, Inc.
                              9955 AirTran Boulevard
                              Orlando, Florida  32827
                              Attn: Joseph B. Leonard

     12.  Enforcement.  If any portion of this Agreement shall be determined to
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be invalid or unenforceable, the remainder shall be valid and enforceable to the extent possible.

     IN WITNESS WHEREOF, this Agreement has been duly executed on the date first above written.


OPTIONEE:                                    AIRTRAN HOLDINGS, INC.



_____________________________(SEAL)          By:__________________________
                                                Joseph B. Leonard

Address:__________________________           Title:  Chairman of the Board,
        __________________________                   President and Chief
                                                     Executive Officer

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